Exhibit 3.41(a)

2933239 out

File # 200810710241

LLC-1A

State of California

Secretary of State

LIMITED LIABILITY COMPANY ARTICLES OF ORGANIZATION – CONVERSION

IMPORTANT - Read all instructions before completing this form.

FILED

in the office of the Secretary of State of the State of California

APR 16 2008

This Space For Filing Use Only

CONVERTED ENTITY INFORMATION

1. NAME OF LIMITED LIABILITY COMPANY (End the name with the words “Limited Liability Company,” or the abbreviations “LLC” or “L.L.C.” The words “Limited” and “Company” may be abbreviated to “Ltd.” and “Co.,” respectively.)

Titan Health of Mount Laurel, LLC

2. THE PURPOSE OF THE LIMITED LIABILTY COMPANY IS TO ENGAGE IN ANY LAWFUL ACT OR ACTIVITY FOR WHICH A LIMITED LIABILITY COMPANY MAY BE ORGANIZED UNDER THE BEVERLY-KILLEA LIMITED LIABILITY COMPANY ACT.

3. THE LIMITED LIABILITY COMPANY WILL BE MANAGED BY (Check only one)

ONE MANAGER MORE THAN ONE MANAGER ALL LIMITED LIABILITY COMPANY MEMBER(S)

4. MAILING ADDRESS OF THE CHIEF EXECUTIVE OFFICE

CITY STATE ZIP CODE

2150 River Plaza Drive, Suite #185 Sacramento CA 95833-3880

5. NAME OF AGENT FOR SERVICE OF PROCESS (Item 5: Enter the name of the agent for service of process. The agent may be an individual residing in California or a corporation that has filed a certificate pursuant to California Corporations Code section 1505. Item 6: If the agent is an individual, enter the agent’s business or residential address in California. Item 7: If the converting entity is a California limited partnership, enter the mailing address of the individual or corporate agent. Check the box and omit the mailing address if the agent’s mailing address is the same as the address in Item 8.)

Marc D. Jang

6. IF AN INDIVIDUAL, ADDRESS OF AGENT FOR SERVICE OF PROCESS IN CA CITY STATE ZIP CODE

2150 River Plaza Drive, Suite #185 Sacramento CA 95833-3880

7. MAILING ADDRESS OF AGENT FOR SERVICE OF PROCESS CITY STATE ZIP CODE

THE MAILING ADDRESS OF THE AGENT FOR SERVICE OF PROCESS IS THE SAME AS THE AGENT’S BUSINESS OR RESIDENTIAL ADDRESS IN ITEM 6.

CONVERTING ENTITY INFORMATION

8. NAME OF CONVERTING ENTITY

Titan Health of Mount Laurel, Inc.

9. FORM OF ENTITY 10. JURISDICTION 11. CA SECRETARY OF STATE FILE NUMBER, IF ANY

Corporation California C2933239

12. THE PRINCIPAL TERMS OF THE PLAN OF CONVERSION WERE APPROVED BY A VOTE OF THE NUMBER OF INTERESTS OR SHARES OF EACH CLASS THAT EQUALED OR EXCEEDED THE VOTE REQUIRED. IF A VOTE WAS REQUIRED, PROVIDE THE FOLLOWING FOR EACH CLASS.

STATE THE CLASS AND NUMBER OF OUTSTANDING INTERESTS ENTITLED TO VOTE AND THE PERCENTAGE VOTE REQUIRED OF EACH CLASS

The corporation has only one class of shares with 100 shares outstanding. The conversion has been approved by the owner of 100% of the outstanding shares.

ADDITIONAL INFORMATION

13. ADDITIONAL INFORMATION SET FORTH ON THE ATTACHED PAGES, IF ANY, IS INCORPORATED HEREIN BY THIS REFERENCE AND MADE A PART OF THIS CERTIFICATE.

14. I CERTIFY UNDER PENALTY OF PERJURY UNDER THE LAWS OF THE STATE OF CALIFORNIA THAT THE FOREGOING IS TRUE AND CORRECT OF MY OWN KNOWLEDGE. I DECLARE I AM THE PERSON WHO EXECUTED THIS INSTRUMENT, WHICH EXECUTION IS MY ACT AND DEED.

April 15, 2008

DATE

Marc D. Jang, President

TYPE OR PRINT NAME AND TITLE OF AUTHORIZED PERSON

SIGNATURE OF AUTHORIZED PERSON

Boyd Faust, Chief Financial Officer

TYPE OR PRINT NAME AND TITLE OF AUTHORIZED PERSON

SIGNATURE OF AUTHORIZED PERSON

LLC-1A (REV 01/2008) APPROVED BY SECRETARY OF STATE